                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              --------------------


NAME                                                  DOMESTIC JURISDICTION
----                                                  ---------------------
Super Laundry Equipment Corp.                                 New York

Maquilados Automaticos, SA de CV                               Mexico

Automaticos, SA de CV                                          Mexico